Exhibit 10.2

                        REVOLVING CHARGE DEALER AGREEMENT

Between:

CitiFinancial Services of Canada Ltd.
201 Queens Avenue
London, Ontario N6A 1J1

(hereinafter called "CitiFinancial")

-and-

The Buck A Day Company, Inc.

(hereinafter called "Merchant")

Merchant carries on the business of retail sales of consumer goods and/or services.

CitiFinancial has agreed to make its Revolving Charge Plan and Program available to Merchant upon the terms and conditions herein to facilitate credit purchases of consumer goods and/or Services offered by Merchant from time to time.

NOW THEREFORE IN CONSIDERATION of the mutual covenants herein contained and other valuable consideration, receipt and sufficiency of which is acknowledged, CitiFinancial and Merchant agree as follows;

I. Definitions: Certain defined terms referred to in this Agreement will have the meaning set forth as follows:

(a) "Account" means a Credit Agreement between a Cardholder, any other person signing the Credit Agreement, and CitiFinancial and the name and address of the Cardholder and/or any other person signing the Credit Agreement and any other identifying data together with any and all Credit Applicant, credit investigation reports and similar data relating to the Cardholder, and such Account is to remain the exclusive property of CitiFinancial at all times and the terms of its establishment and operation to be solely determined by CitiFinancial from time to time;

(b) "Business Day" means any Monday through Friday, inclusive, except any such day when CitiFinancial is closed for business in the Province of Ontario, Canada;

(c) "Cardholder" means any person, but does not include any form of business entity, who has entered into or established an Account;

(d) "Chargeback" means the reimbursement by Merchant to CitiFinancial with respect to one or more Accounts or Transaction Slips such that Merchant will become owner of the Account, Indebtedness, and/or Transaction Slips and which is more particularly described herein;

(e) "Credit Agreement" means each present and future revolving credit agreement, which shall also include any and all applications for credit as may be incorporated in or form part of the Credit Agreement, as between CitiFinancial and a Cardholder by which such Cardholder may finance the purchase of Goods and Services on credit supplied by CitiFinancial together with any changes which may be made to such Credit Agreement (and application for credit) by CitiFinancial from time to time;

(f) "Credit Card" means any card issued by CitiFinancial pursuant to a Credit Agreement exclusively for use by Cardholder at any outlet of Merchant and which is to be used as a method of payment for a Transaction;

(g) "Discount Fee" will have the meaning described in Section 9 of this Agreement;

(h) "Goods and Services" means consumer products, parts, accessories, services and/or any other products offered by Merchant for sale to the public at a Merchant's retail outlet in Canada;

(i) "Indebtedness" means any, and all obligations incurred by a Cardholder under an Account including, without limitation (i) the price of Goods and Services purchased from Merchant on credit supplied by CitiFinancial; (ii) any finance charges, or other related credit charges; (iii) any and all sales invoices, sales slips processing notes, chattel papers and other documents relating to, evidencing or securing the relevant obligations;
     (iv) any and all collateral or security for the repayment of the indebtedness represented thereby; (v) all proceeds of all of the foregoing;
     (vi) any and all other rights, remedies benefits, interests and titles, both legal and equitable, to which the Merchant may now or at any time in the future have in respect or the obligations set out above;

(j) "Program" means the credit card program established by this Agreement to provide credit to Cardholders for the purchase of Goods and Services sold or supplied by Merchant from its retail outlets;

(k) "Program Procedures" means the detailed operating instructions prepared by CitiFinancial for Merchant pertaining to the operation of the Revolving Charge Plan in effect from time to time;

(l) "Program System" means all point of sale terminals and software, supplied by CitiFinancial to Merchant in accordance with the terms of this Agreement but will not include fax machines or phone lines that may be required to forward Credit Agreements or to receive documents from CitiFinancial;

(m) "Sales Data" means the Account/Cardholder identification and transaction information specified in the Program Procedures which applies to each purchase of Goods and Services by Cardholders from Merchant on credit supplied by CitiFinancial and each return of Goods and Services for credit to the Account/Cardholder which data is required to be transmitted by Merchant to CitiFinancial in accordance with this Agreement;

(n) "Transaction" means the purchase of Goods and Services by a Cardholder from Merchant; and

(o) "Transaction Slip" means a sales receipt including but not limited to, an invoice, sales draft, sales slip, purchase voucher, memorandum of purchase or similar document, point of sale ("POS") slip, or promissory note which evidences a purchase of Goods and Services from Merchant "that is to be charged to an Account and which evidences an amount to be advanced by CitiFinancial to Merchant on behalf of such Cardholder pursuant to the terms of this Agreement.

2. Revolving Charge Plan: Utilizing the Program System, Merchant will submit completed Credit Agreements to CitiFinancial for account approval. CitiFinancial will approve or decline the Credit Agreements conforming to CitiFinancial's credit criteria, and as applicable, establish an Account and credit limit applicable to such Account and advise Merchant or such approval, Account number and credit limit utilizing the Program System. The Program will enable approved Cardholders to make initial and subsequent credit purchases from Merchant up to the approved credit limit. Payment of amounts, due to Merchant from time to time under the Plan will be arranged by means of electronic funds transfer directly to Merchant's account upon receipt by CitiFinancial of a request for payment from Merchant made in accordance with the Plan Procedures or as otherwise agreed to by the parties.

3. Operation of the Program:

(a) Merchant hereby agrees to participate in the Program and to promote the acquisition and usage of Accounts by its retail customers and Cardholders and to honour any valid Credit Card issued by CitiFinancial for the purchase of Goods and Services at each of its retail outlets. Merchant agrees to perform (or to direct its retail outlets to perform, as the case may be) the following duties in connection with a telephone, electronic or other transmission of a Credit Agreement to CitiFinancial;

      (i) provide all information required on the Credit Agreement which has been requested by CitiFinancial;

      (ii) obtain and record positive identification and verification of the individual applying for the Account or making a subsequent Transaction, in accordance with the Program Procedures, such identification and verification to include without limitation, (for applications) Merchant obtaining, recording, and verifying at least two (2) items of personal identification for that individual, one of which to be government-issued and, the other one to bear the photographic likeness of the individual unless otherwise provided by the Program Procedures and/or included in any attached schedule. For subsequent purchases where the Credit Card is not presented, the Merchant shall obtain, record and verify at least one (1) piece of identification unless otherwise provided by the Program Procedures and/or included in any attached schedule. Merchant shall ensure that all such identification presented in conjunction with a Transaction shall comply with the valid identification guidelines attached hereto,

      (iii) obtain the signature on the Credit Agreement of each individual whose name will appear on the Account or who will be responsible for the Account,

      (iv) whether approved or declined by CitiFinancial, send each Credit Agreement to CitiFinancial, at the address of CitiFinancial designated by CitiFinancial for this purpose, as advised by CitiFinancial either orally or in writing at the time of Merchant set up and as advised or amended by CitiFinancial from time to time,

     (v) enter any ensuing Transaction into the Program System as a Credit Card Transaction in accordance the Program Procedures (even though a Credit Card may not be presented) and, enter the Credit Agreement approval (authorization) code provided by CitiFinancial to Merchant into the Program System, and

     (vi) provide to each applicant for a Credit Card a copy of the required disclosures that CitiFinancial provides to Merchant for distribution to Credit Card applicants.

     Any failure by Merchant (or any of its retail outlets) to adhere to the above procedures may result in a Chargeback to Merchant in accordance with
     Section II of this Agreement.

(b) Merchant agrees to direct each of its retail outlets to invoice the Cardholder for each Credit Card Transaction that the Cardholder has charged with a Credit Card by completing a Transaction Slip and providing one copy thereof to such Cardholder which shall be in addition to Merchant's own invoice, such Transaction Slip to contain the following information:

      (i) legibly hand written or past printout, all pertinent Account data obtained from the magnetic stripe located on the back of such Cardholder's Credit Card and recorded by a POS terminal or device, or all pertinent Account date furnished by CitiFinancial to Merchant's retail outlet at the tine the transaction Was completed;

      (ii)  the date on which the Transaction occurred;

      (iii) except as otherwise provided in the Program Procedures, the signature of the Cardholder and the Cardholder's personal identification information called for by the Program Procedures (on Merchant's copy);

      (iv)  the amount of the Transaction;

      (v) the authorization number obtained from CitiFinancial through the Program System;

      (vi)  the shipping address and shipping date on delivery, if applicable.

     Any failure by Merchant (or any of its retail outlets) to adhere to the above procedures may result in a Chargeback to Merchant in accordance with
     Section 11 of this Agreement.

(c) Subject to the terms of this Agreement, CitiFinancial may extend credit to Cardholders for purchases of Goods and Services described in Sales Data received and approved by CitiFinancial. Merchant acknowledges to CitiFinancial that Merchant has received the Program Procedures and Merchant is familiar with the same. Merchant further acknowledges that CitiFinancial may in its sole discretion amend the Program Procedures, including its technical standards and responsibilities of CitiFinancial, Merchant and each of Merchant's retail outlets with respect to Credit Card sale authorization, data capture and routing system requirements, Sales Data and/or Transaction Slip retrievals anti Chargeback procedures set out in this Agreement or any addendum, from time to time, and any amendments take effect upon receipt by Merchant of said notice from CitiFinancial.

(d) CitiFinancial and Merchant agree to observe all Program Procedures in respect of any action taken in connection with the Program. Merchant will keep copies of the Program Procedures in each of its retail outlets and will ensure that its employees responsible for credit sales become familiar with all Program Procedures and carry out all Transactions and other incidental tasks in accordance with Program Procedures.

4. Supplemental Procedures: CitiFinancial may, from time to time issue directions in writing or orally regarding the procedures to be followed by Merchant and its retail outlets and the prescribed form to be used by them in carrying out their obligations under this Agreement and such directions and procedures and shall hereby be deemed to be an integral part of the Program Procedures shall be effective upon receipt by Merchant (or as otherwise advised by CitiFinancial) of notice of such supplementary procedures.

5. Program System: CitiFinancial agrees to supply all point of sale terminals and software comprising the Program System required to enable Merchant and each of Merchant's retail outlets to participate in the Program. Merchant shall pay,
as soon as practical,  a fee of $        to CitiFinancial and Merchant shall pay
to  CitiFinancial  $         per month  for the use of the  Program  System  and
maintenance. Merchant shall make the monthly payment within five (5) Business Days of the end of each calendar month. CitiFinancial agrees to undertake all repairs and maintenance of the Program System provided, however, that the cost of any repairs, including replacements to the Program System required as a result of the careless or willful conduct of Merchant and/or its employees will be borne by Merchant. CitiFinancial will provide initial instructions to Merchant's employees with respect to the use and operation of all Program Systems. In addition, CitiFinancial will provide toll-free telephone access to Merchant's employees on an ongoing basis for their assistance. Merchant agrees that the Program System, including all component parts is, and will at all times remain, the property of CitiFinancial and will not be removed from Merchant's premises without the written consent of CitiFinancial. Merchant agrees not to reproduce any software provided under this Agreement, and it is further agreed that all such software and all instructional manuals contain confidential information that are property of CitiFinancial. Upon termination of the Program and/or this Agreement, Merchant will promptly return the Program System to CitiFinancial in the same condition as received, except for reasonable wear, otherwise, Merchant will make prompt payment to CitiFinancial for the replacement value or cost to repair said Program System. CitiFinancial may at any time during the term of this Agreement, or on termination of it, enter the premises of Merchant for the purposes of removing or repairing the Program System or making alterations, additions and enhancements thereto.

6. Account Documentation: Merchant agrees to return all original copies of all Credit Agreements at the end of each calendar month or as otherwise advised from time to time by CitiFinancial. Merchant further agrees to remain the originals of all Transaction Slips and Sales Data at Merchant's outlets for a period of three (3) years from the Transaction date and that it shall deliver such original documents to CitiFinancial as advised from time to time by CitiFinancial. Merchant also agrees that it will not copy or reproduce Sales Data or other related documents except for its own use. Further, Merchant will not grant others access to Sales Data or any other related documents or communications containing confidential customer credit or other personal information. Merchant will permit CitiFinancial and its employees or anyone authorized in writing by CitiFinancial to enter any premises to inspect and review all Account documentation in Merchant's possession upon reasonable notice during normal business hours.

7. Credit Approvals:

(a) CitiFinancial will review all completed Credit Agreements submitted by Merchant and approve all such Credit Agreements conforming to CitiFinancial's credit criteria. CitiFinancial may revise its credit criteria at any time, and from time to time, without notice to or consent of Merchant. Acceptance or rejection of any Credit Agreement will be within the exclusive control and discretion of CitiFinancial without liability to Merchant.

(b) CitiFinancial may establish the maximum amount of credit to be extended to each Cardholder that may be changed solely by CitiFinancial in its exclusive judgment at any time and from time to time.

8.

Sale Transactions:

(a) Upon receipt of confirmation from CitiFinancial of approval of any Account and for each subsequent Transaction on any new or existing Account,
     Merchant will complete all Sales Data in respect of all such Cardholder Transactions in accordance with Program Procedures and transmit same to CitiFinancial for approval prior to the time of actual purchase. CitiFinancial may approve all Transactions to Cardholders up the to maximum credit limit then applicable to such Cardholder's Account.

(b) CitiFinancial reserves the right to withhold its approval in respect of Transactions involving incomplete Sales Data and/or transactions on any Account that collectively exceed the maximum credit limit applicable to such Account.

(c) Merchant and CitiFinancial agree that completion of all Sales Data and approval of the same will be carried out in accordance with Program Procedures in effect from time to time.

(d) If at any time during the term of this Agreement Merchant intends to levy an administration fee or similar charge to the Cardholder in respect of any purchase, Merchant will obtain the prior written consent of CitiFinancial to such administration fee, provided the implementation of such charges and the amount thereof will at all times conform to applicable laws and the instructions contained in Program Procedures.

9. Payments to Merchant:

(a) CitiFinancial will pay Merchant the total amount shown in the Sales Data submitted by Merchant utilizing the Program System less: (1) the amount of any credit reflected in the Sales Data; and (2) the product of multiplying the total Indebtedness in the Sales Data by the applicable Discount Fee defined below, if any, on the date of payment by CitiFinancial; and (3) any amount to be charged to Merchant or owed by Merchant to CitiFinancial under this Agreement. All payments will be affected by electronic funds transfer to Merchant's bank account with fax confirmation to Merchant in accordance with Program Procedures. For the purposes hereof, the Discount Fee will be that rate (expressed as a percentage) established by CitiFinancial. The Discount Fee (and corresponding rate) will be communicated to the Merchant in writing or orally at the time CitiFinancial and Merchant sign this Agreement. Throughout the term of this Agreement, CitiFinancial will be entitled to revise the Discount Fee, provided that such revised Discount Fee is communicated to Merchant. Continued use of the CitiFinancial Revolving Charge Plan and Program after receipt of a revision to the Discount Fee will signify acceptance of the revised Discount Fee by Merchant.

(b) If payments to be made to Merchant by CitiFinancial under sub-Section 9(a) are insufficient to cover any fees or other amounts due and payable by Merchant to CitiFinancial under a Chargeback or breach of any term under this Agreement, the deficiency will constitute a debt of Merchant to CitiFinancial that is due and payable on demand. Without restricting such other of its legal rights or remedies, CitiFinancial may offset Merchant's debt against future payments to be made by CitiFinancial to Merchant under this Agreement or, at CitiFinancial's option, demand payment of that debt, or electronically transfer by deducting all such amounts due and owing to CitiFinancial from Merchant's bank account pursuant to Section 12 (b) herein. For each demand for payment of debt made by CitiFinancial as aforesaid, Merchant will repay Merchant's debt to CitiFinancial within five
     (5) Business Days of the date of the demand for payment.

10. Cardholder Payments: At CitiFinancial's sole option, Merchant will accept payments on Account from Cardholders at each of its retail outlets and Merchant agrees that all payments will be recorded and accounted for in accordance with Program Procedures. CitiFinancial reserves the right to withdraw this option at any time and at its sole discretion. Merchant hereby appoints CitiFinancial as its attorney for the limited purposes of enabling CitiFinancial to sign- and endorse any cheques or other forms of payment made payable to Merchant and delivered to CitiFinancial as payment of any Account. All such payments are the sole property of CitiFinancial, and Merchant will be liable in respect of any loss, theft, disappearance or misappropriation of any such payments accepted by Merchant until actually received by CitiFinancial.

11. Payments with Recourse: CitiFinancial may refuse to credit Merchant the amount of a Transaction, and may effect a Chargeback to Merchant's bank account for the amount of a Transaction previously credited to Merchant, without limiting the generality, if any of the following events has taken place (CitiFinancial has the right to do this even in those cases where Merchant or Merchant's retail outlet has obtained CitiFinancial's authorization for the dollar amount of the Transaction or Merchant has otherwise complied with this Agreement):

(a) the Transaction Slip for the Transaction does not bear the Cardholder's Credit Card Account number and/or the signature of the Cardholder and the Cardholder claims that (s)he did not make the Transaction;

(b) the Transaction Slip for the Transaction is incomplete or illegible in respect to any of the information to be contained or set out therein and/or the Program Procedures hereof;

(c) the signature appearing on the Transaction Slip for the Transaction is or is claimed by the Cardholder to be forged or unauthorized, provided the Chargeback is accompanied by documents outlining the Cardholder's reasons supporting such a fact or claim;

(d) the Transaction Slip for the Transaction indicates a Transaction whose dollar amount is greater than the Cardholder's credit limit or authorized amount and does not bear CitiFinancial's authorization number as provided for herein or in the Program Procedures;

(e) the Transaction Slip for the Transaction refers to a Transaction which was previously billed directly by Merchant to the Cardholder;

(f) the Transaction Slip refers to a Transaction which is completed on any basis contrary to Section 3 hereof;

(g) the Transaction Slip for the Transaction has been altered in any manner or form before or after it has been signed by a Cardholder;

(h) the Transaction Slip refers to a Transaction in respect to which a Cardholder's valid complaint or valid request for an adjustment, as verified by CitiFinancial, has not been resolved, by Merchant or Merchant's retail outlet;

(i) the Transaction Slip for the Transaction refers to Goods and Services which have been returned by a Cardholder to Merchant or Merchant's retail outlet in conformity with normal return and exchange practices of Merchant and Merchant has not submitted the credit voucher for such returned Goods and Services;

(j) the Transaction Slip refers to a Transaction which the Cardholder refuses to pay for because the Goods and Services purchased were not delivered, were not as promised or the Goods and Services were defective;

(k) the Transaction Slip for the Transaction includes or evidences a cash advance made by Merchant or Merchant's retail outlet to a Cardholder;

(l) the Transaction evidenced by the Transaction Slip is illegal, null or invalid for reasons unrelated to the use of a Credit Card in connection therewith;

(m) Merchant or Merchant's retail outlet can be shown to have reduced or disguised the amount of any single Transaction by the use of multiple Transaction Slips (known as split ticketing), provided the Chargeback is accompanied by documented evidence satisfactory to Merchant and CitiFinancial that split-ticketing was perpetrated;

(n) copies of, or relevant particulars of, the same Transaction Slip for the Transaction have been submitted to CitiFinancial by Merchant more than once or CitiFinancial has credited Merchant's bank account more than once in respect to the same Transaction Slip;

(o) Merchant or Merchant's retail outlet has accepted for imprinting with a Credit Card, or Merchant has processed through CitiFinancial, any document or paper (including, without limitation any Transaction Slip or credit voucher) which relates to Goods and Services sold or performed by (or alleged to have been sold or performed by) a person or entity other than Merchant or Merchant's retail outlet;

(p) Merchant or Merchant's retail outlet has received credit for a Transaction which is fictitious or has otherwise defrauded or has attempted to defraud CitiFinancial, provided the Chargeback is accompanied by documented evidence;

(q) The Transaction Slip for the Transaction is supported by a Credit Agreement that was not completed and transmitted to CitiFinancial in accordance with the Program Procedures or the procedures set out in Section 3. hereof;

(r) Merchant has failed to provide CitiFinancial with the original of the Transaction Slip for the Transaction;

(s) A payment is accepted by Merchant or Merchant's retail outlet but Merchant or Merchant's retail outlet fails to remit the entire amount of said payment to CitiFinancial;

(t) Any Transaction Slip relating to sale by telephone or by mail is not genuine, was not duly authorized by the Cardholder, or does not related to a bona fide sale as determined by CitiFinancial. Any fraudulent telephone or mail Credit Agreement(s) or Transaction Slip(s) will immediately subject to Chargeback provisions as stated in Section 12.

12. Recourse Procedures:

(a) Where CitiFinancial refuses to make a credit to Merchant's bank account or makes a Chargeback to Merchant ill respect of any Transaction under this Agreement, except as otherwise provided for ill this Agreement, CitiFinancial will provide written notice to Merchant, Merchant's retail outlet or is otherwise advised by Merchant in writing, of such refusal or Chargeback specifying:

     (i)  the Cardholder's credit Card account number;

     (ii) the amount of the Transaction;

     (iii) Merchant's retail outlet reference number, and if applicable,

     (iv) reason for such refusal or Chargeback.

     Notwithstanding the above, if Merchant or any of Merchant's retail outlets commits any act of fraud as determined by CitiFinancial, CitiFinancial will not be required to provide any notice to Merchant for such refusal or Chargeback.

(b) The amount of any Transaction for which CitiFinancial has right of Chargeback to Merchant under this Agreement will constitute a debt of Merchant to CitiFinancial that is due 81] payable on demand. Without restricting such other of its leg, rights or remedies, CitiFinancial may offset that debt against future payments to be made by CitiFinancial to Merchant under this Agreement or, at its option, demand payment (that debt. Merchant authorizes CitiFinancial, by electronic means, to initiate credit entries to Merchant's bank account which bank account information has account provided to CitiFinancial by Merchant or is otherwise described in the Electronic Funds Transfer (EFT) Set-up Procedures an Information Sheet and to initiate debit entries and adjustments for any debt or Discount Fee due to CitiFinancial from Merchant, for any offset to which CitiFinancial is entitled, and, for any credit entries made to such bank account through error on the part of CitiFinancial or as the result of income (information provided by Merchant. Merchant authorizes the bank or other financial institution to make such credit or debit entries to specified account or as otherwise directed to by CitiFinancial. This authorization shall remain in effect for ninety (90) days after this Agreement is terminated. Merchant shall provide to CitiFinancial a void cheque and will sign all required documents in order to effect any such transfers, failing which,
     CitiFinancial shall be entitled to rely on this Agreement as providing CitiFinancial with a limited power of attorney by Merchant to effect such transfers, debit entries and/or adjustments.

(c) CitiFinancial will, at the request of Merchant, assign to Merchant or to Merchant's retail outlet, as Merchant may specify, all right and title of CitiFinancial in and to any Transaction in respect of which CitiFinancial has exercised its credit refusal or Chargeback rights.

(d) Merchant agrees that any dispute it may have with CitiFinancial in respect to any Chargeback and any refusal by CitiFinancial to credit the Merchant's bank account with the amount of any Transaction must be raised by it with CitiFinancial in writing within twenty (20) Business Day after the date the Chargeback was made, or the credit refusal was given by CitiFinancial as the case may be. Merchant further agrees that if it does not dispute any such Chargeback or credit refusal within the above specified time, it shall be deemed to have irrevocably waived its right to raise such dispute with CitiFinancial thereafter.

13. Representations and Warranties - Merchant: Merchant represents and warrants to CitiFinancial with respect to each Account (each and all of which representations and warranties will survive the execution, delivery, and termination of this Agreement and be deemed restated renewed and affirmed with respect each transaction upon transmission of any Sales Data from Merchant relative to each Account):

     1.   Presentment

     (a) that the Transaction Slip represents a bona fide sale by Merchant of the Goods and Services described in such Transaction Slip and Merchant has delivered all the Goods and Services listed on such Transaction Slip; and

     (b) that all signatures on Credit Agreements, Transaction Slips and other Sales Data are in fact the genuine signature of the person whose signature it purports to be and each person whose signature appears will have been of legal age at the time of signing; and

     (c) that the Transaction giving rise to the Sales Data was conducted by Merchant in accordance with the Program Procedures and that the Sales Data is not invalid, Inaccurate, illegible or incomplete; and

     (d) that the Account number of the Cardholder has been legibly printed, imprinted or written on each Transaction Slip; and

     (e) that there is no fact, claim or defence of Cardholder arising out of, connected with, or resulting from the actions, or omission to act, of Merchant, its employee agents or other authorized parties or persons that would impair the validity, enforceability or collectability of any amount shown in Cardholder's Account.

     2.   General:

     (a) Merchant has the requisite power and authority to conduct its business as now conducted by it.

     (b) The execution, delivery and performance of this Agreement and all documents to be delivered by Merchant are within the corporate power of Merchant and have been duly authorized by all necessary corporate action.

     (c) This Agreement has been duly executed and delivered by Merchant and constitutes a legal, valid and binding obligation of Merchant, enforceable against Merchant in accordance with its terms.

     (d) With respect to each Credit Agreement, Account and the Program any action taken by Merchant, its employees, or agents complies with all procedures including but not limited to Program Procedures provided to Merchant by CitiFinancial.

14. Indemnity and Limitations:

     (a) Merchant agrees to indemnify and hold CitiFinancial harmless from and against any claims, demands, damages or assertions of liability (including all losses and legal fees on a solicitor and client basis incurred by CitiFinancial in exercising and enforcing its rights under this Agreement. CitiFinancial may debit these amounts to Merchant in the same manner as a Chargeback under this Agreement) by whomsoever asserted, and of any kind or nature whatsoever asserted, and of any kind or nature whatsoever resulting from; (i) any misfeasance, malfeasance, or fraudulent acts of Merchant or of any of Merchant's directors, officers, employees, agents, licensees or independent contractors in connection with the Program, sales of Goods and Services or dealings between Merchant and any Cardholders; (ii) any breach, or alleged breath by Merchant or any of Merchant's directors, officers, employees, agents, licensees or independent contractors, of the terms, covenants, warranties, conditions or other provisions of this Agreement, or any Accounts, or contained in any other instrument or document delivered by Merchant in connection herewith, or pursuant hereto; (iii) any unauthorized use of the POS device; or (iv) use by any person of goods and/or Services the purchase of which was financed by an Account.

     (b) CitiFinancial will not be liable for any losses resulting from the non-performance of or failure in performance of, or any delays in the performance of, the POS device. Moreover, CitiFinancial will not be liable for any indirect or consequential claims, losses, costs, damages or expenses arising or resulting from any other services CitiFinancial with the POS device or the computer terminals or systems used in connection therewith.

     (c) CitiFinancial does not represent and warrant that the POS device or any related service will be available to process Transactions during specified times. CitiFinancial reserves the right, acting in its sole discretion, to suspend or cancel any portion of the POS device or any related service at any time, without notifying Merchant beforehand.

     (d) The indemnity provided for in this Section 14 will survive the payment of any Account, repurchase of any Account by Merchant and the termination of this Agreement.

15. Merchant's Purchase Obligations: Merchant will purchase for cash from CitiFinancial, from time to time upon demand, each item of Indebtedness arising from the purchase of Goods and Services as to which there will have been any breach of any representation, warranty or covenants. The purchase price payable for any amount purchased pursuant to this Section 15 will be the aggregate of
(i) the unpaid principal amount of such Indebtedness at the time or purchase plus finance charges and other related charges accrued to the date of Merchant's payment of such purchase price; and (ii) out-of-pocket costs and expenses incurred in the attempted collection of such Indebtedness. Merchant's purchase obligation will not preclude CitiFinancial from enforcing at its option, any other remedies available to it by reason of such breach including but not limited to set off, credit, or Chargeback. Upon payment by the Merchant, the applicable indebtedness will, upon Merchant's written request, be assigned by CitiFinancial to Merchant without recourse to CitiFinancial.

16. Non-Competition: During the term of this Agreement, Merchant will not issue, arrange to issue, or accept any other private label credit card, or private label credit account, including any credit card or account under any of Merchant's names or logos or any other credit card or account that would otherwise compete with the Revolving Charge Plan and Program. Notwithstanding the foregoing, nothing contained in this Agreement will be construed to prohibit Merchant from accepting any major general purpose credit card (i.e. Discover, American Express, MasterCard, or Visa) as a means of payment by Cardholders for purchases of Goods and Services.

17. Goods and Services/Service Warranties: Merchant warrants it will provide required service or direct Cardholder to an authorized manufacturer's service depot for Goods and Services and, moreover, will purchase upon CitiFinancial's demand, and upon the terms set forth above in Section 15 any such Indebtedness which the Cardholder fails to pay CitiFinancial by reason of alleged breach of warranty, alleged misrepresentation with respect to the Goods and Services sold, or alleged failure on its part to provide (when contractually required) adequate service or direction regarding such Goods and Services including, but not limited to, Merchant's alleged failure to perform under any service agreement.

18. Advertising Service Marks:

(a) Merchant agrees to direct its retail outlets to display promotional materials or signage for the purpose of informing the public that Credit Card will be honoured at its retail outlets. Moreover, Merchant will actively and consistently promote, participate in and support the Program throughout the term of this Agreement. Merchant will encourage customers to apply for Credit Cards and will encourage Cardholders to use Credit Cards for purchases of Goods and Services.

(b) Merchant hereby authorize CitiFinancial, for purposes of this Agreement, to use Merchant's name, logo, registered trademarks and service marks (if any), and any other proprietary designations on the Credit Card and in advertising and promoting the Program, subject to the Merchant's prior approval of such use and adherence to the specifications of Merchant to the extent such specifications are related to the legal maintenance of the Merchant's marks, if any. In addition, Merchant authorizes CitiFinancial and CitiFinancial's Credit Card processor to identify Merchant as a client in advertising and promotional material, including the use of the Merchant's name, logo, and representations of the Credit Card issued by CitiFinancial, provided however, that Merchant's name shall be used only in the context of a list of current representative clients of CitiFinancial and CitiFinancial's Credit Card processor.

(c) Notwithstanding anything herein to the contrary, for purposes of this Agreement, Cardholders' Account balances and related information shall be deemed the property of CitiFinancial. Merchant may use Cardholders' names and addresses to conduct promotional programs for Merchant's products and services other than credit and payment programs, provided that Merchant must obtain CitiFinancial's prior written consent for each such use of the names and addresses where such customer will be identified as a Cardholder.

19 Default: Merchant will he in default under this Agreement if:

(a) any representation, covenant or warranty under this Agreement or the assignment of any Accounts or Indebtedness hereunder or any related schedules, is false and is not cured within five (5) Business Days after notice to Merchant thereof; or

(b) Merchant is in breach or default in the performance of any of the terms, covenants, or conditions, including payment terms of this Agreement, and such default, or breach is not cured within five (5) Business Days after notice to Merchant thereof; or

(c) Merchant suspends or goes out of business or substantially reduces its business operations or becomes insolvent or unable to meet its debts as they mature, calls a meeting of its creditors, sends notice of a proposed bulk sale of all or part of its business, makes any general assignment for the benefit of its creditors, commits an act of bankruptcy; or

(d) if any petition is filed by or against Merchant initiating a bankruptcy, arrangement, reorganization or other proceeding under any provision of the Bankruptcy and Insolvency Act, or if any receiver or trustee is appointed for Merchant or any or all of its property, or there is a material adverse change as referred to in Section 25, below; or

(e) if any act of fraud is committed by Merchant, Merchant's retail outlets or any of its directors, officers, employees, agents, licensees or independent contractors.

20. Privacy: In compliance with Citigroup, Inc.'s Privacy Promise, Merchant agrees to protect the confidentiality of all CitiFinancial's customer information of CitiFinancial and its parent, subsidiaries or affiliates (collectively "Citigroup"), provided to Merchant by CitiFinancial or its designated agent. Merchant will safeguard all Citigroup customer information and use it only for the purposes of this Agreement Merchant will ensure that its employees and agents who handle Citigroup customer information, are trained to protect the confidentiality of the information and comply with this section. Merchant will not release Citigroup customer information to any third party unless specifically contemplated under this Agreement. Merchant will immediately return all Citigroup customer information to Citigroup or its designated agent upon completion of the work hereunder or as advised in writing by Citigroup. Merchant will permit Citigroup to audit Merchant's privacy protection procedures.

21. Termination of Agreement: This Agreement will remain in full force and effect until terminated as set out above. Either party will have the right to terminate this Agreement at any time, by giving the other party at least thirty
(30) days prior written notice of its intention to terminate, in the event of default set forth in Section 19, all of Merchant's Indebtedness and obligations to CitiFinancial will, at CitiFinancial's option, become immediately due and payable, and CitiFinancial will have the option to immediately terminate this Agreement. In addition, should this Agreement be terminated pursuant to the provisions of this Section 21, such termination will not affect any existing obligations CitiFinancial or Merchant may have under this Agreement.

22.  Implementation:  Merchant  and  CitiFinancial  agree  to  execute  all such
documents   and/or   agreements  as  may  be  necessary  or  desirable  for  the implementation of this Agreement and the completion of the transactions contemplated by this Agreement.

23. Severability: If any provision of this Agreement held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will not impair the enforceability of any other provision of this Agreement.

24. Assignment: This Agreement will be binding upon, and enure to the benefit of the respective successors, legal representatives, heirs, executors, administrators and permitted assigns of CitiFinancial and Merchant provided, however, that none of the rights or obligations of either party hereunder may be assigned to any other person except with prior written consent of the other party. Notwithstanding the foregoing, CitiFinancial reserves the right to delegate duties to any subsidiary or affiliate with five (5) Business Days prior notice to Merchant.

25. Material Adverse Change: Merchant will immediately notify CitiFinancial in writing of any material adverse change or occurrence affecting Merchant's condition (financial or otherwise), business, operations, prospects, properties, assets or ability to perform its obligations hereunder.

26. Entire Agreement: This Agreement together with the Program Procedures and all attached schedules constitute the entire Agreement between Merchant and CitiFinancial concerning the subject matter hereof and it incorporates all representations, promises and statements, oral or written, made in connection with the negotiation of the same. This Agreement may not be amended nor may any of its provisions be waived, except by a writing duly executed by authorized representatives of the Merchant and CitiFinancial.

27. Notices: Except as otherwise provided for in this Agreement or as mutually agreed upon by the parties, any notice required or permitted under this Agreement will be given in the manner prescribed below:

if to Merchant



Attention: Ed LaBuick

Fax#: 905-868-8022


and if to CitiFinancial:

CitiFinancial Services of Canada Ltd.
201 Queens Avenue
London, Ontario N6A 1J1

Attention: Scott Furlonger

Fax#: (519) 660-2614

Each notice, demand request, consent approval, declaration or other communication will be in writing and will be delivered in person or by courier with receipt acknowledged, or by registered or certified mail postage prepaid with return receipt requested, or sent by facsimile transmission. Every such notice, demand, request, consent, approval, declaration or other communication will be deemed to have been duly given or served on the date when it is personally delivered with receipt acknowledged, or five (5) Business Days after it was mailed in a post office by registered or certified mail, or one (1) Business Day after it will have been sent by facsimile transmission.

28. Ownership of Accounts: CitiFinancial will be the exclusive owner of all Accounts, Sales Data, Transaction Slips, proceeds, evidences of payment by Cardholders, other Plan documents and all Indebtedness. CitiFinancial will be solely entitled to receive any, and all, payments made by Cardholders on all Accounts. Merchant acknowledges and agrees that it has no right, title or interest in any Accounts, Sales Data, proceeds, evidence of payment by Cardholders, Transaction Slips, other Program documents, Indebtedness, or payments made by Cardholders on Accounts.

29. Relationship of Parties: The Parties agree that nothing in this agreement shall be construed as creating a joint venture or partnership between Merchant and CitiFinancial.

30. Governing Law: This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario. The parties hereto agree to attorn to the exclusive jurisdiction of the courts of Ontario.

IN WITNESS WHEREOF, Merchant has executed this Agreement as of the date stated below and CitiFinancial has accepted same as of the date stated below.

CITIFINANCIAL SERVICES OF CANADA LTD.

By: /s/ illegible
   ----------------------------------

Date: 4/24/02

Merchant:

By: /s/ Ed P. LaBuick
    ---------------------------------

Authorized Signatory

Name: Ed P. LaBuick
      -------------------------------